Exhibit 10.6

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is made and entered into as of May 17th, 2009, by and between Cherry Tankers Ltd., a company with its principle place of business at 6 Maskit St. Herzliya, Israel (“Licensor”), and Elya Orthopedics, a company with its principal place of business at 78 Sokolov St., Hertzelya, Israel (“Licensee”). Each of the Licensor and the Licensee, a “Party”, and collectively, the “Parties”.

WHEREAS, the Parties have entered into that certain License Agreement, dated January 11th, 2009 (the “License Agreement”); and

WHEREAS, the Parties wish to terminate the License Agreement according to the terms and conditions set forth below;

NOW, THEREFORE, in consideration for the promises, representations, covenants and undertakings set forth herein, the parties hereto hereby agree as follows:

1.           Definitions. All terms not otherwise defined herein, shall have the meaning ascribed to them in the License Agreement.

2.           Termination of License Agreement. Notwithstanding section 9.1 the License Agreement, the Parties hereby terminate the License Agreement, effective as of the date hereof (the “Effective Date”).

3.           Consequences of Termination.

3.1           As of the Effective Date the License shall terminate and Licensee shall immediately cease manufacturing, promoting, distribution, sales and marketing of the Product, except for the inventory that Licensee still have on the Effective Date and his outstanding advertising for June 2009.

3.2           Licensee hereby confirms that it has returned to Licensor all Confidential Information and/or any such tangible property representing the Confidential Information and all copies thereof and that it has erased/deleted any such Confidential Information held by it in electronic form.

3.3           By affixing its signature below, each of the Parties hereby confirms that it has no, and it hereby waives, any claim and/or contention of any kind and type that it has, may have or shall have against the other Party, its officers, directors, shareholders, employees and/or advisors, with respect to the License Agreement and/or the termination thereof, and hereby releases all of the abovementioned from any such claim or alleged claim.

4.           Miscellaneous. (i) Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the state of Israel. The courts of the city of Tel-Aviv-Jaffa shall have sole and exclusive jurisdiction and venue over any dispute related to this Agreement and both parties hereby consent to such jurisdiction and venue.(ii) Entire Agreement - This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

      IN WITNESS WHEREOF the parties have signed this Termination Agreement as of the date first hereinabove set forth, by their authorized representatives, in two or more counterpart, which may be faxed counterparts, each of which shall be deemed an original, and together, an original instrument.